THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

		This Amendment, dated as of April 5, 1999, is made by and among Sheldahl, Inc., a Minnesota corporation (the "Borrower"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Norwest";
in its separate capacity as administrative agent for the Lenders, the "Agent"), and each of the financial institutions appearing on the signature pages hereof.

Recitals

		The Borrower, the Agent and the Lenders are parties to a Credit and Security Agreement dated as of June 19, 1998, as amended by a First Amendment to Credit and Security Agreement dated as of November 25, 1998 and as amended by a Second Amendment to Credit and Security Agreement dated as of March 4, 1999 (the "Credit Agreement"). Capitalized terms used in these recitals and in the preamble have the meanings given to them in the Credit Agreement unless otherwise specified.

		The Borrower is presently in default of various financial covenants and has requested that the Lenders waive such defaults and reset the financial covenants in the Credit Agreement. The Agent is willing to grant the Borrower's requests pursuant to the terms and conditions set forth herein.

		Accordingly, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.	Default Fee.  Section 2.22 of the Credit Agreement is hereby amended by adding the following new subsection (g):

"(g)	Default Fee.  If a default occurs under Section 6.18, 6,19,
6.20, 6.21 or 7.12 during the Borrower's fiscal year-ending on or about August 31, 1999, the Borrower shall pay one default fee of $50,000, due and payable on the date that the Borrower's financial statement under Section 6.1(a) or 6.1(b), as applicable, is due. Such default fee will not cure such default or affect the Lenders' ability to impose the Default Rate under Section
2.13(e)."

2.	Financial Covenants. Sections 6.18 through 6.21 of the Credit
Agreement are amended to read as follows:

"Section 6.18 Minimum Cash Flow Available for Debt Service. The Borrower will achieve Cash Flow Available for Debt Service, determined as at the end of each fiscal quarter, at not less than the amount set forth opposite such quarter:

       Fiscal Quarter Ending on or about	  	Minimum Cash Flow
                                     							Available for Debt
                                         								Service

                   		5/28/99               				$10,300,000
                   		8/27/99               				$15,000,000

"Section 6.19 Minimum Debt Service Coverage Ratio. The Borrower will maintain its Debt Service Coverage Ratio, determined as at the end of each quarter, at not less than the ratio set forth opposite such quarter:

        Fiscal Quarter Ending on or about		  Minimum Debt Service
                                      							   Coverage Ratio

                   		8/27/99	             			    0.90 to 1.00

"Section 6.20 Minimum Pre-tax Net Income. The Borrower will achieve Pre-tax Net Income, determined as of the end of each fiscal quarter described below, of not less than the amount set forth opposite such fiscal quarter:

         Fiscal Quarter Ending on or about		  Minimum Pre-tax Net
                                             								Income

                   		5/28/99                   				$(9,500,000)
                   		8/27/99                  		 		$(9,400,000)

"Section 6.21 Minimum Net Worth. The Borrower will maintain its Net Worth, determined as at the end of each fiscal quarter described below, of not less than the amount set forth opposite such fiscal quarter:

          Fiscal Quarter Ending on or about		  Minimum Net Worth

                   		5/28/99                 				$75,500,000
                   		8/27/99                 				$76,500,000

3.	No Other Changes. Except as explicitly amended by this
Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

4.	Waiver of Defaults. For the Borrower's second fiscal quarter ending on or about February 28, 1999, the Borrower is in default of the following provisions of the Credit Agreement (collectively, the "Defaults"):

        Covenant                         Required           Actual

Section 6.18 Cash Flow Available      Not less than       $4,224,000
for Debt Service                       $5,500,000

Section 6.19 Minimum Debt Service     Not less than       0.53 to 1.00
Coverage Ratio                        0.70 to 1.00

Section 6.20 Minimum Pre-tax Net      Not less than       $(8,030,000)
Income                                $(5,050,000)

Section 6.21 Minimum Net Worth        Not less than       $74,962,000
                                      $76,400,000

Upon the terms and subject to the conditions set forth in this Amendment, the Agent hereby waives the Defaults.

In addition, Section 6.1(a) of the Credit Agreement requires the Borrower to "within 90 days after the end of each fiscal year of the Borrower" deliver its audited financial statements to each Lender. The Borrower is in default of this Section as no audited financial statements have been delivered. So long as the audited financial statements are delivered to each Lender on or before April 30, 1999, the Agent waives this default.

These waivers shall be effective only in this specific instance and for the specific purpose for which they are given, and these waivers shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

5.	Amendment Fee. The Borrower shall pay the Lenders as of the
date hereof a fully earned, non-refundable fee in the amount of $20,000 in consideration of the Lenders' execution of this Amendment.

6.	Conditions Precedent. This Amendment, and the waiver set
forth in Paragraph 4 hereof, shall be effective when the Agent shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Agent in its sole discretion:

(a)	Payment of the fee described in Paragraph 5.

(b)	Such other matters as the Lender may require.

7.	Representations and Warranties. The Borrower hereby represents and warrants to the Lenders as follows:

(a)	The Borrower has all requisite power and authority to
execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)	The execution, delivery and performance by the Borrower of
this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)	All of the representations and warranties contained in
Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

8.	References. All references in the Credit Agreement to "this
Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

9.	No Other Waiver. Except as set forth in Paragraph 4 above,
the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lenders, whether or not known to the Lenders and whether or not existing on the date of this Amendment.

10.	Release. The Borrower hereby absolutely and unconditionally
releases and forever discharges the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.	Costs and Expenses. The Borrower hereby reaffirms its
agreement under the Credit Agreement to pay or reimburse the Lenders on demand for all costs and expenses incurred by the Lenders in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lenders for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lenders may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 5 hereof.

12.	Miscellaneous. This Amendment may be executed in any number
of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

		IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION, as Agent

By /s/ Terry S. Jackson
Terry S. Jackson
Its Vice President

SHELDAHL, INC.

By /s/ John V. McManus
John V. McManus
Its Vice President of Finance

NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION

By /s/ Terry S. Jackson____________
Terry S. Jackson
Its Vice President

HARRIS TRUST AND SAVINGS BANK

By /s/ Cathy Ciolek
Cathy Ciolek
Its Vice President

NBD BANK

By /s/ Dennis Saletta
Dennis Saletta
Its First Vice President

THE CIT GROUP/EQUIPMENT
FINANCING, INC.

By /s/ William Hickey
William Hickey
Its Assistant Vice President